Exhibit 10.14

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of August 11, 2000 (the “Agreement”), by and among ICO-Teledesic Global Limited, a Delaware corporation (the “Company”), and Eagle River Investments, LLC, a Washington limited liability company (the “Investor”).

RECITALS:

A.       The Company has entered into certain Stock Subscription Agreement, dated as of February 23, 2000 and February 29, 2000, as amended on May 9, 2000 (collectively the “Stock Subscription Agreement”), with the Investor, providing for the issuance by the Company to the Investor of 50 million shares of the Company’s Class B Common Stock (“Common Stock”).

B.        Investor and the Company consummated the purchase and sale of the 50 million shares of the Common Stock on April 29, 2000 and at such time, Investor also entered into a registration rights agreement and stockholders agreement with the Company (the “Transactions”)

C.        As the majority stockholder in the Company, the Investor will have the right to appoint initially one or more persons to serve on the Board of Directors of the Company.

D.        The parties recognize that claims might be made against and liabilities incurred by the Investor or related Persons or Affiliates, arising from the fact that such Persons are stockholders, directors, officers or employees of the Company, and the parties accordingly wish to provide the and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities to the fullest extent permitted by law, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.         Certain Definitions.

“Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, and with respect to a natural person includes any child, stepchild, grandchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Claim” means, with respect to any Indemnitee, any claim against the Indemnitee involving any Obligation with respect to which the Indemnitee may be entitled to be defended and indemnified by the Company under this Agreement.

“Indemnitee” means the Investor, its Affiliates, and their respective successors and permitted assigns, and each of their respective directors, officers, partners, members, managers, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)).

“Obligations” means, collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including, without limitation, interest, penalties and fees and disbursements of attorneys and accountants), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time, provided that the term “Obligations” does not include losses and damages and related costs and expenses incurred:

(a)       with respect to the subject matter of the Stock Subscription Agreement;

(b)       by any Indemnitee, in its capacity as a shareholder of the Company, upon its disposition of Common Stock or otherwise resulting solely from and limited to any diminution in value of Common Stock held by the Indemnitee;

(c)       by any Indemnitee as a result of any indemnity payment required to be made by the Indemnitee under Section 3(g) of the Registration Rights Agreement; or

(d)       by any Indemnitee, in its capacity as a shareholder of the Company, arising out of a violation of Section 16(b) of the Securities Exchange Act, as amended (the “Exchange Act”);

(e)       by any Indemnitee arising out of a violation of Rule 10(b)-5 of the Securities Act, where such violation has been determined in a final adjudication by a court of competent jurisdiction or acknowledged by settlement; or

(f)        in connection with any Claim determined in a final adjudication by a court of competent jurisdiction to have resulted from a breach of the Indemnitee’s fiduciary duties, gross negligence, or willful misconduct.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

2.         Indemnification. The Company agrees to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations (including, but not limited to, all reasonable fees, costs and expenses (including reasonable fees and disbursements of attorneys) incurred by or on behalf of the Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies under this Agreement), in any way resulting from, arising out of or in connection with, based upon or relating to:

(a)       to the fullest extent permitted by applicable law, the fact that the Indemnitee is or was a shareholder, director, officer or employee of the Company or any of its subsidiaries; and

(b)       to the fullest extent permitted by applicable law, alleged breach by the Indemnitee of his or her fiduciary duty as a director or officer of the Company or any of its subsidiaries.

3.         Indemnification Procedures. (a) Whenever any Indemnitee has actual knowledge of the reasonable likelihood of the assertion of a Claim:

(i)        Investor (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of the Indemnitee) or the Indemnitee will notify the Company in writing of the Claim (the “Notice of Claim”) with reasonable promptness after the Indemnitee has such knowledge relating to the Claim and has notified Investor of the Claim;

(ii)       the Notice of Claim must specify all material facts known to Investor (or if given by such Indemnitee, the Indemnitee) that may give rise to the Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if Investor (or if given by such Indemnitee, the Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate;

(iii)      the failure of Investor or the Indemnitee to give a Notice of Claim will not relieve the Company of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to the Company and the Company is materially injured as a result of the failure to give the Notice of Claim;

(iv)      Investor or the Indemnitee will permit the Company (at the expense of the Company) to assume the defense of the Claim with counsel of its own choosing reasonably satisfactory both to Investor and to any Indemnitee that, in the exercise of the Indemnitee’s good faith judgment, reasonably determines that the Claim presents an actual or potential conflict of interest with Investor. Investor may participate in such defense with counsel of Investor’s choosing at the expense of the Company. If in the exercise of their good faith judgment any one or more other Indemnitees reasonably determines that the Claim presents an actual or potential conflict of interest with Investor and the counsel chosen by the Company and approved by Investor pursuant to the previous sentence is not satisfactory to the Indemnitee or Indemnitees, the Indemnitee or Indemnitees may participate in the defense of the Claim with one counsel for all the Indemnitees, at the choosing of the Indemnitees and at the expense of the Company;

(v)       if the Company does not undertake the defense of the Claim within a reasonable time after Investor or another Indemnitee has given the Notice of Claim, or if Investor in good faith determines that it or another Indemnitee has available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Company in respect of the Claim or any litigation relating thereto, Investor may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company, provided that if Investor does so take over and assume control, Investor will not settle such claim or litigation without the written consent of the Company, such consent not to be unreasonably withheld;

(vi)      in the defense of any Claim, the Company will not, except with the consent of Investor (or, in the case of any entry of any judgment or settlement that is binding on any other Indemnitee, such other Indemnitee), consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting the Claim to the Indemnitee of a release from all liability with respect to the Claim; and

(vii)     Investor and each other Indemnitee seeking indemnification under this Agreement will cooperate with the Company, so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of the Claim, including making available evidence within the control of Investor or the Indemnitee, as the case may be, and persons needed as witnesses who are employed by Investor or the Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, to be paid by the Company.

(b)       The Company hereby agrees to advance reasonable costs and expenses, including reasonable attorney’s fees, incurred by Investor (acting on its own behalf or, if requested by any the

Indemnitee other than itself, on behalf of the Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of the Claim upon receipt of an undertaking by or on behalf of Investor or the Indemnitee to repay amounts so advanced if it is ultimately determined that Investor or the Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise.

(c)       Each Indemnitee will promptly notify the Company in writing of the amount of any Claim actually paid by the Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by an Indemnitee will bear simple interest at the rate equal to the Chase Manhattan Bank’s prime rate as of the date of such payment plus 2% per annum, from the date the Company receives the Notice of Payment to the date on which the Company repays the amount of the Claim plus interest to the Indemnitee.

4.         Certain Covenants; Other Indemnitees. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of the Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of the Company under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee. The Company shall implement and maintain in full force and effect any and all corporate articles or charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations under this Agreement to the fullest extent permitted by applicable corporate law, including without limitation a provision of its articles or certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable corporate law, as it may be amended from time to time.

5.         Third-Party Beneficiaries. All Indemnitees not signatories to this Agreement are intended third-party beneficiaries of this Agreement.

6.         Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

7.         Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, or telegram, as follows:

(i)        if to Investor:

Eagle River Investments, L.L.C.

2300 Carillon Point

Kirkland, WA 98033-7353

Attn: C. James Judson, Esq.

Fax: (425) 828-8061

(ii)       if to the Company:

c/o Eagle River Investments, L.L.C.

2300 Carillon Point

Kirkland, WA 98033-7353

Attn: C. James Judson, Esq.

Fax: 425-828-8089

with a copy to:

Davis Wright Tremaine LLP

Suite 2300

Portland, OR 97201

Attn: Benjamin G.Wolff, Esq.

Fax: 503-778-5299

or, in each case, at such other address as may be specified in writing to the other parties.

All such notices, requests, demands, waivers and other communications will be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

8.         Entire Agreement. Except as contained in Section 3(g) of the Registration Rights Agreement, this Agreement (a) contains the complete and entire understanding and agreement of the parties with respect to its subject, and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of its subject.

9.         Headings. The headings contained in this Agreement are for purposes of convenience only and will not affect the meaning or interpretation of this Agreement.

10.       Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.

11.       Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and to each Indemnitee, provided that no party may assign any of its rights or obligations under this Agreement without the express written consent of the other parties. Subject to Section 5, this Agreement is not intended to confer any right or remedy upon any Person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

12.       Governing Law. This Agreement will be governed in all respects including as to validity, interpretations and effects by the laws of the state of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Each of the parties hereby irrevocably submits to the jurisdiction of the courts of the state of New York and the federal courts of the United States of America, in each case located in the state of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding will be heard and determined in such a New York state or federal court. The parties hereby consent to and grant any such court jurisdiction over such parties with respect to, and over the subject matter of, any such dispute and agree, to the maximum extent permitted by law, that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7, or in such other manner as may be permitted by law, will be valid and sufficient service.

13.       Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily, and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 13.

14.       Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of the Company approved by resolution of the Company’s Board of Directors). Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EAGLE RIVER INVESTMENTS, L.L.C.

By:	/s/ C. James Judson
C. James Judson, Member of Management Committee

ICO-TELEDESIC GLOBAL LIMITED

By:	/s/ W. Russell Daggatt
W. Russell Daggatt, Vice Chairman